Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS THIRD QUARTER 2020

EARNINGS PER DILUTED SHARE OF $1.71

Operating Ratio Improves to a Company Record of 74.5%

THOMASVILLE, N.C. – (October 27, 2020) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and nine-month periods ended September 30, 2020.

All prior-period share and per share data in this release have been adjusted to reflect the Company’s March 2020 three-for-two stock split.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share amounts)	2020	2019	% Chg.	2020	2019	% Chg.
Total revenue	$1,058,166	$1,048,457	0.9%	$2,941,740	$3,099,905	(5.1)%
LTL services revenue	$1,044,640	$1,035,093	0.9%	$2,903,140	$3,058,864	(5.1)%
Other services revenue	$13,526	$13,364	1.2%	$38,600	$41,041	(5.9)%
Operating income	$270,244	$217,527	24.2%	$652,580	$630,442	3.5%
Operating ratio	74.5%	79.3%		77.8%	79.7%
Net income	$201,868	$164,099	23.0%	$482,850	$471,494	2.4%
Diluted earnings per share	$1.71	$1.37	24.8%	$4.07	$3.90	4.4%
Diluted weighted average shares outstanding	117,933	119,984	(1.7)%	118,697	120,883	(1.8)%

Greg C. Gantt, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion’s financial results for the third quarter of 2020 include an increase in revenue and a Company-record operating ratio that contributed to the 24.8% increase in earnings per diluted share.  The strength of our financial results reflects the remarkable recovery in the domestic economy as well as the continued execution of our long-term strategic plan that focuses on providing superior service at a fair price.  Demand for our industry-leading value proposition continues to improve, and we will continue to invest in the three key elements of our capacity – people, equipment and service centers – that will support our ability to win market share over the long term.

“The increase in third quarter revenue was primarily due to a 1.3% increase in LTL tons per day that was partially offset by a 0.6% decrease in LTL revenue per hundredweight.  Revenue per hundredweight was negatively affected by the significant decline in the average price of diesel fuel, as LTL revenue per hundredweight, excluding fuel surcharges, increased 2.6% as compared to the third quarter of 2019.  We achieved positive year-over-year growth in LTL tonnage per day in August 2020 after being down as much as 15.3% in April, when the initial stay-at-home and similar orders were issued throughout the country.  As these restrictions were lifted and our customers’ businesses improved, we experienced a significant sequential acceleration in revenue and volumes.  This surge created some operational challenges for our team,

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ODFL Reports Third-Quarter Financial Results

October 27, 2020

but we continued to deliver on-time service of 99% and our cargo claims ratio was an historic low of 0.1% during the quarter.

“Our operating ratio improved to a new quarterly Company record of 74.5% for the third quarter of 2020.  We achieved this by continuing to improve our yields while also increasing the efficiency of our operations.  Most of our cost categories decreased as a percent of revenue during the quarter, although the majority of the overall improvement in the operating ratio resulted from the change in both salaries, wages and benefits and operating supplies and expenses.  In addition, our aggregate overhead costs improved as a percent of revenue due primarily to our continued discipline with discretionary spending.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $170.2 million for the third quarter of 2020 and $686.5 million for the first nine months of the year. The Company had $420.4 million in cash and cash equivalents at September 30, 2020.

Capital expenditures were $46.3 million for the third quarter of 2020 and $166.5 million for the first nine months of the year. The Company expects its aggregate capital expenditures for 2020 to total approximately $240 million, including planned expenditures of $195 million for real estate and service center expansion projects; $20 million for tractors and trailers; and $25 million for information technology and other assets.

Old Dominion paid $17.6 million in cash dividends in the third quarter of 2020 and returned $360.3 million in total capital to its shareholders during the first nine months of the year. For the year-to-date period, this total consisted of $306.8 million of share repurchases and $53.5 million of cash dividends.

Summary

Mr. Gantt concluded, “Old Dominion continued its steady performance throughout the third quarter of 2020 and produced new quarterly records for both our operating ratio and overall profitability.  While we have faced many challenges in the unusual operating environment this year, our results demonstrate the disciplined execution of our long-term strategic plan.  We are proud of our team’s ability to deliver best-in-class service while shipment volumes accelerated at an unprecedented pace during the quarter.  We believe the domestic economy will continue to improve and expect a strong finish to this year.  With our service and capacity advantages in the marketplace, combined with our financial strength, we believe we are uniquely positioned to continue to grow profitably and increase shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days.  A telephonic replay will also be available through November 4, 2020, at (719) 457-0820, Confirmation Number 8105860.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following, many of which will continue to be amplified by the current COVID-19 pandemic: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) public health issues, such as the current COVID-19 pandemic, that may negatively affect

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ODFL Reports Third-Quarter Financial Results

October 27, 2020

the economy; (8) changes in relationships with our significant customers; (9) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (10) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (11) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims in excess of insured coverage levels; (12) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (13) the availability and cost of capital for our significant ongoing cash requirements; (14) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (15) decreases in demand for, and the value of, used equipment; (16) the availability and cost of diesel fuel; (17) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (18) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include collective and/or class action allegations; (19) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (20) the costs and potential liabilities related to our international business relationships; (21) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (22) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the operation of our fleet and safety management systems on the ELD hardware and software platform; (23) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (24) our ability to retain our key employees and continue to effectively execute our succession plan; (25) the concentration of our stock ownership with the Congdon family; (26) the costs and potential adverse impact associated with future changes in accounting standards or practices; (27) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (28) failure to comply with data privacy, security or other laws and regulations; (29) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (30) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (31) legal, regulatory or market responses to climate change concerns; (32) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (33) failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry; (34) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (35) dilution to existing shareholders caused by any issuance of additional equity; (36) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (37) fluctuations in the amount and frequency of our stock repurchases; (38) recent and future volatility in the market value of our common stock; (39) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (40) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Third-Quarter Financial Results

October 27, 2020

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Third Quarter				Year to Date
(In thousands, except per share amounts)	2020		2019		2020		2019
Revenue	$1,058,166	100.0%	$1,048,457	100.0%	$2,941,740	100.0%	$3,099,905	100.0%

Operating expenses:
Salaries, wages & benefits	524,658	49.6%	533,451	50.9%	1,510,047	51.3%	1,588,378	51.2%
Operating supplies & expenses	90,269	8.5%	117,343	11.2%	273,374	9.3%	361,110	11.7%
General supplies & expenses	27,383	2.6%	33,633	3.2%	86,872	3.0%	97,584	3.2%
Operating taxes & licenses	29,923	2.8%	29,117	2.8%	86,280	2.9%	87,572	2.8%
Insurance & claims	11,821	1.1%	11,280	1.1%	32,581	1.1%	34,039	1.1%
Communications & utilities	7,622	0.7%	8,098	0.8%	23,075	0.8%	22,071	0.7%
Depreciation & amortization	64,983	6.2%	63,493	6.0%	196,153	6.7%	189,137	6.1%
Purchased transportation	25,405	2.4%	23,063	2.2%	65,188	2.2%	68,218	2.2%
Miscellaneous expenses, net	5,858	0.6%	11,452	1.1%	15,590	0.5%	21,354	0.7%

Total operating expenses	787,922	74.5%	830,930	79.3%	2,289,160	77.8%	2,469,463	79.7%

Operating income	270,244	25.5%	217,527	20.7%	652,580	22.2%	630,442	20.3%

Non-operating expense (income):
Interest expense	1,071	0.1%	3	0.0%	1,936	0.1%	285	0.0%
Interest income	(123)	(0.0)%	(1,714)	(0.2)%	(1,602)	(0.1)%	(4,966)	(0.2)%
Other expense, net	961	0.1%	844	0.1%	4,205	0.2%	768	0.0%

Income before income taxes	268,335	25.3%	218,394	20.8%	648,041	22.0%	634,355	20.5%

Provision for income taxes	66,467	6.3%	54,295	5.1%	165,191	5.6%	162,861	5.3%

Net income	$201,868	19.0%	$164,099	15.7%	$482,850	16.4%	$471,494	15.2%

Earnings per share:
Basic	$1.72		$1.37		$4.09		$3.91
Diluted	1.71		1.37		4.07		3.90

Weighted average outstanding shares:
Basic	117,188		119,820		117,947		120,712
Diluted	117,933		119,984		118,697		120,883

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ODFL Reports Third-Quarter Financial Results

October 27, 2020

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Third Quarter			Year to Date
	2020	2019	% Chg.	2020	2019	% Chg.
Work days	64	64	–	192	191	0.5%
Operating ratio	74.5%	79.3%		77.8%	79.7%
LTL intercity miles (1)	160,543	163,061	(1.5)%	457,909	486,600	(5.9)%
LTL tons (1)	2,309	2,279	1.3%	6,490	6,792	(4.4)%
LTL tonnage per day	36,078	35,609	1.3%	33,802	35,560	(4.9)%
LTL shipments (1)	2,859	2,951	(3.1)%	8,054	8,740	(7.8)%
LTL shipments per day	44,672	46,109	(3.1)%	41,948	45,759	(8.3)%
LTL revenue per intercity mile	$6.54	$6.39	2.3%	$6.36	$6.30	1.0%
LTL revenue per hundredweight	$22.74	$22.87	(0.6)%	$22.44	$22.57	(0.6)%
LTL revenue per hundredweight, excluding fuel surcharges	$20.46	$19.95	2.6%	$20.02	$19.65	1.9%
LTL revenue per shipment	$367.28	$353.24	4.0%	$361.74	$350.79	3.1%
LTL revenue per shipment, excluding fuel surcharges	$330.43	$308.26	7.2%	$322.61	$305.46	5.6%
LTL weight per shipment (lbs.)	1,615	1,545	4.5%	1,612	1,554	3.7%
Average length of haul (miles)	933	918	1.6%	924	918	0.7%
Average active full-time employees	18,766	20,421	(8.1)%	18,875	20,733	(9.0)%

(1)	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	September 30,	December 31,
(In thousands)	2020	2019
Cash and cash equivalents	$420,396	$403,571
Short-term investments	205,294	–
Other current assets	512,806	463,263
Total current assets	$1,138,496	$866,834
Net property and equipment	2,935,475	2,968,835
Other assets	199,717	159,899
Total assets	$4,273,688	$3,995,568

Current maturities of long-term debt	$45,000	$–
Other current liabilities	404,288	366,085
Current liabilities	$449,288	$366,085
Long-term debt	99,927	45,000
Other non-current liabilities	553,640	503,766
Total liabilities	$1,102,855	$914,851
Equity	3,170,833	3,080,717
Total liabilities & equity	$4,273,688	$3,995,568

Note: The financial and operating statistics in this press release are unaudited.

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